Exhibit 4.3
WARRANT
THE WARRANT EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO A SHAREHOLDER AGREEMENT BY AND AMONG ZARS, INC. AND THE SHAREHOLDERS OF ZARS, INC.
THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ZARS, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.
ZARS, INC.
Stock Purchase Warrant
     ZARS, Inc., a [Utah] corporation (the “Company”), hereby certifies that, for value received,                     , or assigns (the “Holder”), is entitled to purchase from the Company, subject to the terms set forth below, at the price of Four AND 86/100ths Dollars ($4.86) per share (the “Exercise Price”), up to                      (       ) shares of the Company’s voting common stock, par value $0.12 (the “Common Stock). This Warrant is herein called the “Warrant.”
          1. Exercise of Warrant. The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its offices at 1142 West 2320 South Suite A Salt Lake City, Utah or such other location as the parties may agree, accompanied by payment, in cash, by certified or official bank check or by wire transfer of an amount equal to the Exercise Price multiplied by the number of shares being purchased pursuant to such exercise of the Warrant. This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder.
          2. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable shares to which such Holder shall be entitled upon such exercise. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.
          3. Exercise Date and Term of Warrant. Unless accelerated as described in Section 4 below, the Holder shall not be entitled to exercise this Warrant until a period of one year after February 27, 2004 (the “Exercise Date”). Holder shall have from the Exercise Date until May 31, 2013, in which to exercise this Warrant, at which time all of the Holder’s rights hereunder shall terminate. Moreover, this Warrant shall expire, and the Holder shall have no rights hereunder, unless the Holder has been continuously and actively involved with the affairs of the Company, by providing meaningful services to the Company or its subsidiaries, from the date hereto until the Exercise Date.
          4. Acceleration of Exercise Date. In the event the Company enters into an agreement to sell a majority of its assets, the Exercise Date shall be accelerated and shall be the date on which the Company enters into such agreement. In such an event, the Company shall provide notice to the Holder in accordance with this Warrant.
          5. Shareholder Agreement. Upon exercise of this Warrant and at the request of the Company, the Holder shall execute and deliver to the Company a Shareholder Agreement or Statement of Acceptance thereof prior to the transfer or delivery of any shares and prior to the expiration of the Exercise Period. The Company shall have no obligation to transfer or deliver the shares issued pursuant to this Warrant unless or until the Holder executes and delivers the foregoing to the Company.
          6. No Impairment. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant and all other Warrants at the time outstanding.
          7. Reservation of Stock, Etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued stock,

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solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant, and all other Warrants at the time outstanding.
          8. Assignment or Transfer Prohibited: This Warrant is not transferable by the Holder other than by will or the laws of descent and distribution, and this Warrant shall be exercisable during the Holder’s lifetime only by the Holder. This Warrant shall become null and void in the event the Holder attempts to transfer, assign, pledge, hypothecate or otherwise dispose of this Warrant contrary to the provisions hereof.
          9. Miscellaneous.
               a. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.
               b. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.
               c. Rights Prior to Exercise. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company.
               d. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.
               e. Mailing of Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing.

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               f. Headings, Etc. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.
               g. Change, Waiver, Etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
               h. Governing Law. This Warrant shall be construed and enforced in accordance with the laws of the State of Utah.

ZARS, INC.

By

	Name:	Larry Rigby

Title:	President

Dated: June 7, 2004

4.

[To be signed only upon exercise of Warrant]
To ZARS, Inc.
     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      shares of Common Stock of ZARS, Inc. and herewith makes payment of $ _____ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to the undersigned, whose address is                                         .
Dated:

(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant)

Address

Schedule to Form of Common Stock Warrant

Name	Date	Shares	Price

Busch, Michael	2/27/2004	2,000	$4.86
Dow Pharmaceutical	5/18/2001	15,000	$4.86
Grosser, Bernard	4/1/2003	500	$4.86
Krueger, Gerald	4/25/2006	1,750	$3.41
Leazer, Richard	2/28/2000	12,000	$2.50
Leazer, Richard	2/27/2004	2,000	$4.86
Lippert, Robert	7/21/2003	1,000	$4.86
Patel, Dinesh	5/5/2004	3,000	$4.86
Patel, Dinesh	2/14/2003	3,000	$4.86
Rigby, Larry	2/27/2004	20,000	$4.86
Rudd, David	2/28/2000	12,000	$2.50
Venture Spark, Inc.	8/30/2004	208	$4.86
Venture Spark, Inc.	5/18/2001	7,202	$4.86
Venture Spark, Inc.	5/18/01	7,202	$4.86
Stanley, Theodore H.	8/5/2004	5,000	$4.86
Stanley, Theodore H.	2/27/2004	15,000	$4.86
Talmage, Egan	10/5/2004	1,000	$2.00
Coast Ventures	8/30/2004	139	$4.86
Viscomi, Christopher	5/25/2005	500	$2.00
Weinschenker, Ned	3/31/2000	9,000	$2.50

	Total	117,501

THE WARRANT EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO A SHAREHOLDER AGREEMENT BY AND AMONG ZARS, INC. AND THE SHAREHOLDERS OF ZARS, INC.
THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ZARS, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.
ZARS, INC.
Stock Purchase Warrant
     ZARS, Inc., a Utah corporation (the “Company”), hereby certifies that, for value received,                     , or assigns (the “Holder”), is entitled to purchase from the Company, subject to the terms set forth below, at the price of Four Dollars and eighty-six cents ($4.86) per share (the “Exercise Price”), up to                      (          ) shares of the Company’s voting common stock, par value $0.12 (the “Common Stock”). This Warrant is herein called the “Warrant.”
     10. Exercise of Warrant. The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its offices at 1142 West 2230 South, Suite A, Salt Lake City, Utah 84119 or such other location as the parties may agree. The purchase rights evidenced by this Warrant may be exercised by the Holder surrendering this Warrant without payment of any cash or other additional consideration. This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder.
     11. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable shares to which such Holder shall be entitled upon such exercise. The Company agrees that the shares so purchased shall be deemed to

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be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.
     12. Exercise Date and Term of Warrant. Unless accelerated as described in Section 4 below, the Holder shall not be entitled to exercise this Warrant until December 1, 2004 (the “Exercise Date”). Holder shall have from the Exercise Date until December 1, 2010, in which to exercise this Warrant, at which time all of the Holder’s rights hereunder shall terminate.
     13. Acceleration of Exercise Date. In the event the Company enters into an agreement to sell, convey or dispose of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, the Exercise Date shall be accelerated and shall be the date on which the Company enters into such transaction. In such an event, the Company shall provide notice to the Holder in accordance with this Warrant.
     14. Shareholder Agreement. Upon exercise of this Warrant and at the request of the Company, the Holder shall execute and deliver to the Company a Shareholder Agreement or Statement of Acceptance thereof prior to the transfer or delivery of any shares and prior to the expiration of the Exercise Period. The Company shall have no obligation to transfer or deliver the shares issued pursuant to this Warrant unless or until the Holder executes and delivers the foregoing to the Company.
     15. No Impairment. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant and all other Warrants at the time outstanding.
     16. Reservation of Stock, Etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant, and all other Warrants at the time outstanding.

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     17. Assignment or Transfer Prohibited. This Warrant is not transferable by the Holder other than by will or the laws of descent and distribution, and this Warrant shall be exercisable during the Holder’s lifetime only by the Holder. This Warrant shall become null and void in the event the Holder attempts to transfer, assign, pledge, hypothecate or otherwise dispose of this Warrant contrary to the provisions hereof.
     18. Miscellaneous.
          a. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.
          b. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.
          c. Rights Prior to Exercise. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company.
          d. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.
          e. Mailing of Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class certified mail, postage prepaid, to the address furnished to the Company in writing.
          f. Headings, Etc. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.
          g. Change, Waiver, Etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

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          h. Governing Law. This Warrant shall be construed and enforced in accordance with the laws of the State of Utah.

ZARS, INC.
By:
Larry D. Rigby
Its: President

Dated: December 1 , 2003

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Schedule to Form of Common Stock Warrant

Name	Date	Shares	Price

Venture Spark, Inc	12/1/2003	1,052	$ 4.86
Coast Ventures	12/1/2003	701	$ 4.86
Wasatch Venture Fund II, LLC	10/16/2003	20,000	$ 4.86

	Total	21,753